Exhibit 99.1

The Bancorp, Inc. Reports Fourth Quarter and Fiscal 2015 Financial Results

Wilmington, DE – February 1, 2016 – The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for fourth quarter and fiscal 2015.

Bancorp reported net income of $19.6 million or diluted earnings per share of $0.52 for fourth quarter 2015 compared to net income of $20.2 million or $0.52 earnings per diluted share in fourth quarter 2014.  Year to date net income was $14.4 million or diluted earnings per share of $0.38 for 2015 compared to net income of $57.1 million or $1.49 earnings per diluted share in 2014.  Net income from continuing operations for fourth quarter 2015 was $19.1 million or $0.51 per diluted share compared to net income of $11.1 million or $0.30 per diluted share in fourth quarter 2014. Income from continuing operations does not include any income which may result upon the reinvestment of the proceeds of sales we are pursuing from the approximately $568.3 million of commercial and residential loans in the Bancorp's discontinued operations.

Financial Highlights

Continuing Operations:

•	Gain of $33.5 million on the sale of the majority of the health savings account ("H.S.A.") administration business.

•	Gain of $14.5 million on sales of tax exempt securities for tax planning purposes.

•	Increases over prior year loan balances in security-backed lines of credit ("SBLOC") 37%, Small Business Administration ("SBA") 45% and Leasing 19%.

•	18% increase in net interest income to $18.6 million in fourth quarter 2015 compared to $15.7 million in fourth quarter 2014.

•	Regulatory lookback expense of $14.8 million.*

•	Loans and continuing operations loans held for sale totaled $1.57 billion at December 31, 2015 compared to $1.09 billion at December 31, 2014, a 44% increase.

•
Tier one capital to assets, tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 were 7.21%, 14.74%, 14.93% and 14.74%, compared to well capitalized minimums of 5%, 8%, 10% and 6.5%.

John Chrystal, Bancorp's Interim Chief Executive Officer, said, "The fourth quarter continued to show progress in the transition to what we believe, and our historical results evidence, are better performing lines of business. Our portfolio loans exceeded the $1 billion threshold at year end 2015, with a 44% increase over the prior year end for the total of portfolio loans and loans held for sale. We earn carry interest on loans held for sale until such loans are sold.  This growth was achieved in loan segments with historically low loan losses, which continued to be the case in 2015. Growth in those SBLOC, SBA, and Leasing segments drove a net interest income increase of 18% to $18.6 million for the quarter.  Prepaid and payment sponsorship fee income, our principal non-interest income driver, reflected an exited relationship and other factors; however, we believe that year over year increases will result in 2016. During the quarter we sold the majority of our health savings account ("H.S.A.") administration business and approximately $385 million of related deposits with higher interest costs than the majority of our other deposits. With expense savings, this exit is projected to be accretive. Those H.S.A. client relationships were sold at a gain of $33.5 million. Additionally during the quarter, we sold approximately $400 million of tax exempt municipal securities to accelerate the Bank's utilization of deferred tax assets. The majority of the sales proceeds have been reinvested in taxable securities with slightly higher rates and lower duration. The balance of the sales proceeds are anticipated to be similarly invested by the end of first quarter 2016. The gains on the H.S.A. and the investment securities sales also increased our regulatory capital ratios. The H.S.A. deposit exit reduced excess balances maintained at the Federal Reserve Bank ("FRB"). While that reduction was partially offset by other deposit increases, future scheduled deposit exits are projected to further reduce balances maintained at the FRB in 2016.  These balances earn relatively low rates of interest and increase average assets thereby lowering capital ratios. The deposits being exited do not have significant impact on profitability, nor do they provide opportunities for future non interest income.

While the lookback consultant has continued to make progress toward final completion, costs continue to be in excess of estimates and amounted to $14.8 million during the quarter. Based on estimates by the consultant, this work should be complete sometime in the second quarter of 2016.

Book value per common share at December 31, 2015 amounted to $8.50 compared to $8.46 at December 31, 2014. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized."

Non-recurring income/expense	Three months ended	Year ended
	December 31, 2015	December 31, 2015
	(dollars in thousands)
Pre-tax income - continuing operations	$31,156	$8,416
Pre-tax income - discontinued operations	3,607	13,800

Continuing operations
Gain on sale of health savings portfolio	(33,531)	(33,531)
Gain on sale of securities	(14,497)	(14,435)
Gain on sale of warrants	(2,691)	(2,691)
BSA consultant and lookback fees *	14,801	41,444
Civil money penalty	3,000	3,000
Additional FDIC assessment	920	920
Severance for health savings division	550	550
Regulatory/governance related legal fees	603	2,292
Discontinued operations
Restatement related audit fees	-	2,560
Other real estate owned expense	1,423	3,199
Pre-tax income after analysis of non-recurring income/expense	$5,341	$25,524

* Lookback expense is being incurred to analyze historical transactions for compliance with suspicious activity reporting requirements.

Conference Call Webcast

You may access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 10:00 AM ET Monday, February 1, 2016 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 877.787.4143, access code 31514831.  You may listen to the replay of the webcast following the live call on Bancorp's investor relations website or telephonically until Monday, February 8, 2016 by dialing 855.859.2056, access code 31514831.

About Bancorp

With operations in the US and Europe, The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company's chief financial institution, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank, and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding Bancorp's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words "may," "believe," "will," "expect," "look," "anticipate," "estimate," "continue," or similar words. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see Bancorp's filings with the SEC, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Year ended
	December 31,		December 31,
Condensed income statement	2015	2014	2015	2014
	(dollars in thousands except per share data)

Net interest income	$18,582	$15,715	$69,931	$59,425
Provision for loan and lease losses	300	(1,404)	2,100	1,202
Non-interest income
Service fees on deposit accounts	1,889	2,060	7,468	6,339
Card payment and ACH processing fees	1,489	1,413	5,731	5,402
Prepaid card fees	11,744	12,614	47,496	51,287
Gain (loss) on sale of loans	3,333	(926)	10,080	12,542
Gain on sale of investment securities	14,497	85	14,435	450
Gain on sale of health savings portfolio	33,531	-	33,531	-
Leasing income	367	663	2,094	2,899
Debit card income	253	383	1,611	1,679
Affinity fees	967	745	3,358	2,596
Other non-interest income	4,430	638	9,496	1,855
Total non-interest income	72,500	17,675	135,300	85,049
Non-interest expense
Bank Secrecy Act and lookback consulting expenses	14,801	3,883	41,444	8,801
Other non-interest expense	44,825	33,745	153,271	127,179
Total non-interest expense	59,626	37,628	194,715	135,980
Income (loss) from continuing operations before income tax expense	31,156	(2,834)	8,416	7,292
Income tax expense (benefit)	12,082	(13,929)	1,265	(14,523)
Net income from continuing operations	19,074	11,095	7,151	21,815
Net income from discontinued operations, net of tax	498	9,096	7,234	35,294
Net income available to common shareholders	$19,572	$20,191	$14,385	$57,109

Net income per share from continuing operations - basic	$0.51	$0.31	$0.19	$0.58
Net income per share from discontinued operations - basic	$0.01	$0.24	$0.19	$0.94
Net income per share - basic	$0.52	$0.55	$0.38	$1.52

Net income per share from continuing operations - diluted	$0.51	$0.30	$0.19	$0.57
Net income per share from discontinued operations - diluted	$0.01	$0.22	$0.19	$0.92
Net income per share - diluted	$0.52	$0.52	$0.38	$1.49
Common stock shares outstanding	37,861,303	37,808,777	37,861,303	37,808,777

Balance sheet	December 31,	September 30,	June 30,	December 31,
	2015	2015	2015	2014
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$7,643	$4,002	$13,269	$8,665
Interest earning deposits at Federal Reserve Bank	1,147,519	995,441	936,989	1,059,320
Securities sold under agreements to resell	-	37,970	40,068	46,250
Total cash and cash equivalents	1,155,162	1,037,413	990,326	1,114,235

Investment securities, available-for-sale, at fair value	1,070,098	1,316,705	1,370,027	1,493,639
Investment securities, held-to-maturity	93,590	93,604	93,649	93,765
Loans held for sale, at fair value	489,938	354,600	284,501	217,080
Loans, net of deferred fees and costs	1,078,077	994,518	968,033	874,593
Allowance for loan and lease losses	(4,400)	(4,194)	(4,352)	(3,638)
Loans, net	1,073,677	990,324	963,681	870,955
Federal Home Loan Bank & Atlantic Central Bankers Bank stock	1,062	1,063	1,063	1,002
Premises and equipment, net	21,631	18,893	19,271	17,697
Accrued interest receivable	9,471	11,232	11,526	11,251
Intangible assets, net	4,929	5,248	5,541	6,228
Deferred tax asset, net	35,457	33,857	35,874	33,673
Investment in unconsolidated entity	180,950	186,656	187,186	193,595
Assets held for sale	584,916	611,729	651,158	887,929
Other assets	46,806	53,123	43,804	45,268
Total assets	$4,767,687	$4,714,447	$4,657,607	$4,986,317

Liabilities:
Deposits
Demand and interest checking	$3,602,376	$4,002,638	$3,993,393	$4,289,586
Savings and money market	383,832	376,577	321,264	330,798
Time deposits	428,549	-	1,400	1,400
Total deposits	4,414,757	4,379,215	4,316,057	4,621,784

Securities sold under agreements to repurchase	925	1,034	2,357	19,414
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	17,649	7,100	10,038	12,695
Total liabilities	$4,446,732	$4,400,750	$4,341,853	$4,667,294

Shareholders' equity:
Common stock - authorized, 50,000,000 shares of $1.00 par value; 37,861,303 and 37,808,777 shares issued at December 31, 2015 and 2014, respectively	37,861	37,858	37,858	37,809
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	300,549	299,470	298,978	297,987
Accumulated deficit	(14,495)	(33,429)	(27,854)	(28,242)
Accumulated other comprehensive income (loss)	(2,094)	10,664	7,638	12,335
Total shareholders' equity	320,955	313,697	315,754	319,023

Total liabilities and shareholders' equity	$4,767,687	$4,714,447	$4,657,607	$4,986,317

Average balance sheet and net interest income	Three months ended December 31, 2015			Three months ended December 31, 2014
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,416,176	$14,502	4.10%	$1,036,760	$9,869	3.81%
Leases - bank qualified*	28,658	487	6.80%	16,341	229	5.61%
Investment securities-taxable	1,022,914	5,290	2.07%	1,014,491	4,859	1.92%
Investment securities-nontaxable*	248,662	2,203	3.54%	530,431	4,843	3.65%
Interest earning deposits at Federal Reserve Bank	751,126	595	0.32%	504,612	332	0.26%
Federal funds sold and securities purchased under agreement to resell	31,406	113	1.44%	49,250	166	1.35%
Net interest earning assets	3,498,942	23,190	2.65%	3,151,885	20,298	2.58%

Allowance for loan and lease losses	(4,178)			(8,028)
Assets held for sale	617,983	6,650	4.30%	1,234,255	11,161	3.62%
Other assets	322,901			28,509
	$4,435,648			$4,406,621

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,518,223	$2,689	0.31%	$3,709,957	$2,302	0.25%
Savings and money market	378,301	581	0.61%	323,101	345	0.43%
Time	174,530	263	0.60%	3,077	13	1.69%
Total deposits	4,071,054	3,533	0.35%	4,036,135	2,660	0.26%

Short-term borrowings	18,152	12	0.26%	-	-	0.00%
Repurchase agreements	1,148	1	0.35%	18,191	13	0.29%
Subordinated debt	13,401	120	3.58%	13,401	135	4.03%
Total deposits and interest bearing liabilities	4,103,755	3,666	0.36%	4,067,727	2,808	0.28%

Other liabilities	13,313			20,884
Total liabilities	4,117,068			4,088,611

Shareholders' equity	318,580			318,010
	$4,435,648			$4,406,621
Net interest income on tax equivalent basis*		$26,174			$28,651

Tax equivalent adjustment		942			1,775

Net interest income		$25,232			$26,876
Net interest margin *			2.52%			2.62%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Average balance sheet and net interest income	Year ended December 31, 2015			Year ended December 31, 2014
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,245,189	$48,733	3.91%	$903,681	$35,849	3.97%
Leases - bank qualified*	25,126	1,734	6.90%	17,400	938	5.39%
Investment securities-taxable	989,705	19,918	2.01%	1,031,584	20,662	2.00%
Investment securities-nontaxable*	452,526	16,646	3.68%	477,384	17,454	3.66%
Interest earning deposits at Federal Reserve Bank	935,093	2,354	0.25%	720,240	1,792	0.25%
Federal funds sold and securities purchased under agreement to resell	40,402	578	1.43%	33,814	462	1.37%
Net interest-earning assets	3,688,041	89,963	2.44%	3,184,103	77,157	2.42%

Allowance for loan and lease losses	(4,111)			(3,521)
Assets held for sale	715,116	28,925	4.04%	1,162,319	49,891	4.29%
Other assets	313,232			109,888
	$4,712,278			$4,452,789

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,975,475	$10,982	0.28%	$3,746,958	$9,097	0.24%
Savings and money market	337,168	1,867	0.55%	366,160	1,574	0.43%
Time	44,789	275	0.61%	7,974	96	1.20%
Total deposits	4,357,432	13,124	0.30%	4,121,092	10,767	0.26%

Short-term borrowings	4,575	12	0.26%	5	-	0.00%
Repurchase agreements	5,224	15	0.29%	17,496	50	0.29%
Subordinated debt	13,401	448	3.34%	13,401	478	3.57%
Total deposits and interest bearing liabilities	4,380,632	13,599	0.31%	4,151,994	11,295	0.27%

Other liabilities	10,403			17,721
Total liabilities	4,391,035			4,169,715

Shareholders' equity	321,243			283,074
	$4,712,278			$4,452,789
Net interest income on tax equivalent basis*		105,289			115,753

Tax equivalent adjustment		6,433			6,437

Net interest income		$98,856			$109,316
Net interest margin *			2.37%			2.60%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Year ended
	December 31,	December 31,
	2015	2014
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$3,638	$3,881

Loans charged-off:
SBA non real estate	112	307
Direct lease financing	30	323
SBLOC	-	3
Other consumer loans	1,219	871
Total	1,361	1,504

Recoveries:
SBA non real estate	-	12
Direct lease financing	-	25
Other consumer loans	23	22
Total	23	59
Net charge-offs	1,338	1,445
Provision charged to operations	2,100	1,202

Balance in allowance for loan and lease losses at end of period	$4,400	$3,638
Net charge-offs/average loans	0.11%	0.16%
Net charge-offs/average assets	0.03%	0.03%
(1) Excludes activity from assets held for sale

Loan portfolio:	December 31,	September 30,	June 30,	December 31,
	2015	2015	2015	2014
	(dollars in thousands)

SBA non real estate	$68,887	$64,988	$63,390	$62,425
SBA commercial mortgage	114,029	116,545	85,234	82,317
SBA construction	6,977	5,191	16,977	20,392
Total SBA loans	189,893	186,724	165,601	165,134
Direct lease financing	231,514	223,929	222,169	194,464
SBLOC	575,948	539,240	512,269	421,862
Other specialty lending	48,315	12,119	32,118	48,625
Other consumer loans	23,180	23,502	27,044	36,168
	1,068,850	985,514	959,201	866,253
Unamortized loan fees and costs	9,227	9,004	8,832	8,340
Total loans, net of deferred loan fees and costs	$1,078,077	$994,518	$968,033	$874,593

Small business lending portfolio:	December 31,	September 30,	June 30,	December 31,
	2015	2015	2015	2014
	(dollars in thousands)

SBA loans, including deferred fees and costs	197,966	194,612	173,357	172,660
SBA loans included in HFS	109,174	86,245	65,885	38,704
Total SBA loans	$307,140	$280,857	$239,242	$211,364

Capital Ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of December 31, 2015
The Bancorp	7.21%	14.74%	14.93%	14.74%
The Bancorp Bank	6.94%	14.03%	14.22%	14.03%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2014
The Bancorp	7.07%	11.54%	11.67%	n/a
The Bancorp Bank	6.46%	10.46%	10.59%	n/a
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%	n/a

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Selected operating ratios:
Return on average assets (annualized)	1.75%	nm	0.31%	nm
Return on average equity (annualized)	24.47%	nm	4.50%	nm
Net interest margin	2.52%	2.62%	2.37%	2.60%
Book value per share	$8.50	$8.46	$8.50	$8.46

	December 31,	September 30,	June 30,	December 31,
	2015	2015	2015	2014
Asset quality ratios:
Nonperforming loans to total loans (1)	0.22%	0.25%	0.34%	0.24%
Nonperforming assets to total assets (1)	0.05%	0.05%	0.07%	0.04%
Allowance for loan and lease losses to total loans	0.41%	0.42%	0.45%	0.42%

Nonaccrual loans	$1,927	$2,157	$2,666	$1,907
Other real estate owned	-	-	-	-
Total nonperforming assets	$1,927	$2,157	$2,666	$1,907

Loans 90 days past due still accruing interest	$403	$294	$620	$149

(1) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	December 31,	September 30,	June 30,	December 31,
	2015	2015	2015	2014
	(in thousands)
Gross dollar volume (GDV):
Prepaid card GDV	$9,839,782	$9,465,687	$10,006,333	$9,119,682